                                                                       Exhibit 2

                       SERIES A STOCK TRANSFER AGREEMENT
                       ---------------------------------

          STOCK TRANSFER Agreement (this "Agreement"), dated as of June 18,
                                          ---------
1999, among Net2Phone, Inc., a Delaware corporation (the "Company"), GE Capital
                                                          -------
Equity Investments, Inc., a Delaware corporation ("GE Capital"), and Snap! LLC,
                                                   ----------
a Delaware limited liability company ("Snap").
                                       ----

          WHEREAS, the Company has raised up to $31.4 million through the issuance and sale of Series A Preferred and Warrants (each as defined below) (the "Private Placement");
      ------------------

          WHEREAS, GE Capital purchased 750,000 shares of Series A Preferred and Warrants for 15,000 shares of Common Stock (as defined below) for aggregate consideration of $7,500,000 in the Private Placement pursuant to a Subscription Agreement dated as of May 13, 1999 (the "Series A Subscription Agreement");
                                         -------------------------------

          WHEREAS, upon the terms and subject to the conditions of this Agreement, Snap desires to purchase shares of Series A Convertible Preferred Stock of the Company, par value $.01 per share (the "Series A Preferred"), and
                                                     ------------------
Warrants (the "Warrants") to purchase shares of Common Stock of the Company, par
               --------
value $.01 per share (the "Common Stock"), and GE Capital desires to sell shares
                           ------------
of Series A Preferred and Warrants to Snap; and

          WHEREAS, Snap is an affiliate of GE Capital;

          NOW, THEREFORE, the Company, GE Capital and Snap hereby agree as follows:

     1.1. Sale and Purchase of the Series A Preferred and the Warrants.  Upon
          ------------------------------------------------------------
the terms and subject to the conditions of this Agreement, GE Capital hereby agrees to sell, and Snap hereby agrees to purchase, (i) 100,000 shares of Series A Preferred (the "Snap Shares") and (ii) Warrants to purchase 2,000 shares of
                -----------
Common Stock (the "Snap Warrant"). The Company acknowledges, consents and
                   ------------
agrees to such sale and purchase of the Snap Shares and the Snap Warrant.

     1.2. Closing of the Sale and Purchase.  At the Closing (as hereinafter
          --------------------------------
defined):

          (a) Snap will pay or tender to GE Capital cash in immediately available funds in the amount of $1,000,000 (one million), representing the aggregate purchase price for the Snap Shares and the Snap Warrants (the "Purchase Price").
 --------------

          (b) GE Capital will deliver to the Company for cancellation the share certificate representing the Series A Preferred acquired by GE Capital pursuant to the Series A Subscription Agreement.

          (c) The Company shall issue and deliver to GE Capital a new share certificate for 650,000 shares of Series A Preferred Stock, in a form substantially similar to the original share certificate and which shall be registered in GE Capital's name.

          (d) The Company shall issue and deliver to Snap a share certificate for 100,000 shares of Series A Preferred Stock, in a form substantially similar to GE Capital's original share certificate and which shall be registered in Snap's name.

          (e) The Company and Snap shall execute and deliver a counterpart to Registration Rights Agreement relating to the shares of Common Stock underlying the Snap Shares and the Snap Warrant substantially in the form attached as Exhibit A hereto (the "Registration Rights Agreement").
---------              -----------------------------

          (f) The Company and Snap shall execute and deliver a counterpart to the Co-Sale Agreement relating to the potential sales of Common Stock, the Snap Shares and the Snap Warrant substantially in the form attached as Exhibit B
                                                                  ---------
hereto (the "Co-Sale Agreement").
             -----------------

          (g) The Company shall issue and deliver to each of GE Capital and Snap a warrant certificate representing the Warrants issuable to each of GE Capital and Snap, which certificates shall be registered in each of GE Capital's and Snap's name and shall be substantially in the form attached as Exhibit C hereto (each, a "Warrant Certificate" and collectively, the "Warrant
                 -------------------                         -------
Certificates").
------------

          (h) The Company and Snap shall execute and deliver a counterpart to the Stockholders Agreement (the "Stockholders Agreement" and, together with the
                                 ----------------------
Registration Rights Agreement and the Co-Sale Agreement, the "Additional
                                                              ----------
Agreements") substantially in the form attached as Exhibit D hereto.
----------                                         ---------

     1.3. Closing.  The issuance and delivery of the share certificates and the
          -------
Warrant Certificates by the Company to GE Capital and Snap and the delivery of the Purchase Price to GE Capital (the "Closing"), will take place at the
                                       -------
offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York, at 10:00 A.M. on June 18, 1999, or at such other time and place as the Company, GE Capital and Snap may agree orally or in writing.

2.   Representations, Warranties and Acknowledgments of Snap.
     -------------------------------------------------------

          Snap hereby represents, warrants and acknowledges to GE Capital and the Company as follows:

     2.1. Receipt of Agreements; Access to Information.  Snap has received and
          --------------------------------------------
reviewed this Agreement, the Additional Agreements and the Confidential Executive Summary, dated February 2, 1999 (as updated, the "Memorandum")
                                                            ----------
prepared and distributed by Hambrecht & Quist, LLC (the "Placement Agent") as
                                                         ---------------

well as the Series A subscription Agreement and the schedules and exhibits attached thereto. The Company has provided Snap with the opportunity to ask questions of and to receive answers from representatives of the Company concerning the Company and an investment in the Snap Shares and the Snap Warrants.

     2.2.  No Registration of Shares.  Snap is aware that the Snap Shares, the
           -------------------------
Snap Warrants and, when and if issued, the Common Shares underlying the Snap Shares and the Snap Warrants (the Snap Shares, the Snap Warrants and underlying Common Shares are collectively referred to herein as the "Securities"), have not
                                                          ----------
been registered under the Securities Act of 1933, as amended (the "Act"), that
                                                                   ---
such offer and sale are intended to be exempt from registration under the Act and the rules promulgated thereunder by the Securities and Exchange Commission (the "SEC"), and that the Securities cannot be sold, assigned, transferred, or
      ---
otherwise disposed of unless they are subsequently registered under the Act or an exemption from such registration is available. Snap is also aware that sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement and that the certificates for the Securities will bear appropriate legends restricting their transfer pursuant to applicable laws, this Agreement and the Additional Agreements.

     2.3.  Suitability of Investment.
           -------------------------

           (a) Snap understands that there is no established market for the Securities;

           (b) Snap is acquiring the Securities for its own account for investment purposes only and not with a view to the resale or distribution thereof;

           (c) Snap has not and will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Securities, except in accordance with applicable federal and state securities laws and the provisions of this Agreement or the Additional Agreements as long as such documents remain in effect;

           (d) Snap has such knowledge and experience in financial, business and tax matters that Snap is capable of evaluating the merits and risks relating to Snap's investment in the Securities and making an investment decision with respect to the Company;

           (e) To the full satisfaction of Snap, Snap has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and the investment in the Securities;

           (f) Snap has not engaged in any activity that would be deemed a "general solicitation" under the provisions of Regulation D.

           (g) Snap has such knowledge and experience in financial or business matters that it can, and it has, adequately analyzed the risks of an investment in the Securities and it has determined the Securities are a suitable investment for Snap and that Snap is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment in the Company;

           (h) Snap is aware that there are substantial risks incident to an investment in the Securities, including, without limitation, those summarized under "Risk Factors" in the Memorandum; and

           (i) Snap is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Act as presently in effect and is either purchasing for its own account or for the account of another "accredited investor", and any accounts for which the Investor is acting are each able to bear the economic risks of this investment.

     2.4.  Authorization.  All action on the part of Snap necessary for the
           -------------
authorization, execution and delivery of this Agreement and the Shareholders Agreement and the Registration Rights Agreement and for the performance of all obligations of Snap hereunder and thereunder has been taken. This Agreement has been, and the Shareholders Agreement and the Registration Rights Agreement will be, duly executed and delivered by Snap and will constitute valid and legally binding obligations of Snap, enforceable in accordance with their respective terms, subject to (i) the laws of bankruptcy and the laws affecting creditors' rights generally, and (ii) the availability of equitable remedies, and (iii) the fact that Snap's indemnification obligations under this Agreement and the Registration Rights Agreement may be unenforceable on the grounds of public policy.

3.   Representations, Warranties and Acknowledgments of GE Capital.
     -------------------------------------------------------------

     3.1   Authorization.  All action on the part of GE Capital necessary for
           -------------
the authorization, execution and delivery of this Agreement and for the performance of all obligations of GE Capital hereunder and thereunder has been taken. This Agreement has been duly executed and delivered by GE Capital and will constitute valid and legally binding obligations of GE Capital, enforceable in accordance with their respective terms, subject to (i) the laws of bankruptcy and the laws affecting creditors' rights generally, and (ii) the availability of equitable remedies.

4.   Covenants of the Company.  The Company hereby covenants and agrees as
     ------------------------
follows:

           (a)  Basic Financial Information.  So long as Snap holds shares of
                ---------------------------
Series A Preferred, the Company will furnish Snap with (i) an annual budget at least 45 days prior to the beginning of each fiscal year (which budget may be revised at the discretion of the Board of Directors), (ii) quarterly financial statements (including balance sheet, statement of operations, statement of stockholders' deficit and statement of cash flows) within 45 days of the end of each quarter, all in a form which shall be reasonably acceptable to the Investors, and (iii) within 90 days following each fiscal year end, financial statements audited by an accounting firm of national recognition selected by the Board of Directors. In addition, beginning with the first calendar month following the six month anniversary of the Closing, the Company will provide Snap with monthly budget forecasts. Snap hereby agrees to keep such information confidential, will not disclose it to any third parties except to its affiliates, beneficial owners and its and their respective advisors and will disclose it to its employees only on a need-to-know basis, except as necessary for Snap to enforce its rights under this Agreement or any of the Additional

Agreements, or pursuant to a subpoena or otherwise pursuant to any legal process or as otherwise required by law.

           (b)  Termination of Information Rights.  Snap's  rights pursuant to
                ---------------------------------
paragraphs (a) and (b) of this Section shall terminate upon the consummation of a Qualifying Public Offering, as defined in the Amended and Restated Certificate of Incorporation.

           (c)  Rights of First Refusal. GE Capital hereby partially assigns
                -----------------------
Snap its right of first refusal to purchase additional equity securities of the Company, as set forth in Section 5 of the Series A Subscription Agreement, in proportion to the number of Series A Shares purchased by Snap hereunder divided by the number of Series A Shares purchased by GE Capital under the Series A Subscription Agreement.

5.   Transfer Limitations: 1933 Act Legend.
     -------------------------------------

           (a) Unless sold pursuant to an effective registration statement, each certificate representing Securities shall bear a legend substantially in the following form:

               "The shares represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under the Act or, except as otherwise permitted pursuant to Rule 144 under the Act or another exemption from registration under the Act or an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that such registration is not required and are subject to transfer restrictions as set forth in a Subscription Agreement, dated May 13, 1999, and the operative agreements entered into in connection therewith, copies of which may be obtained from the Company."

          The foregoing legend, if necessary, shall be removed from the certificates representing any Series A Preferred, Warrant, Warrant Shares and Conversion Shares, at the request of the holder thereof, at such time as (i) they are sold pursuant to an effective registration statement, (ii) they become eligible for resale pursuant to Rule 144(k) under the Act or another provision of Rule 144 of the Act pursuant to which all or a portion of such underlying Common Shares could be sold in a single transaction, or (iii) an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the proposed transfer is exempt from the Act. The transfer agent for the Securities will issue new Securities without the legend upon receipt of a certificate from the Investor stating that the Securities have been registered or transferred pursuant to an effective registration statement under the Act or can be sold in reliance upon Rule 144 or the Company has received an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from the Act.

6.   Indemnification. GE Capital hereby partially assigns Snap its right of
     ---------------
indemnification from the Company, as set forth in Section 9.1 of the Series A Subscription Agreement, including, without limitation, with respect to any breach by the Company of any representation, warranty, covenant or agreement contained in the Series A Subscription Agreement, and Snap hereby partially assumes from GE Capital its indemnification obligations to the Company, as set forth in Section 9.2 of the Series A Subscription Agreement, each in proportion to the number of Series A Shares purchased by Snap hereunder divided by the number of Series A Shares purchased by GE Capital under the Series A Subscription Agreement.

7.   Miscellaneous.
     -------------

     7.1.  Survival of Warranties.  The representations and warranties set forth
           ----------------------
in Sections 2 and 3 hereof and the covenants contained in Section 4 hereof shall survive indefinitely.

     7.2.  Successors and Assigns.  This Agreement may not be assigned by Snap,
           ----------------------
GE Capital or the Company without the prior written consent of the other party hereto; provided, however, that this Agreement may be transferred by Snap to one
        --------  -------
or more of its affiliates or beneficial owners, or to any investor under the Series A Subscription Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.3.  Governing Law; Submission to Jurisdiction.  This Agreement shall be
           -----------------------------------------
governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions. Each of the Company, Snap and GE Capital hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company, Snap and GE Capital irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     7.4.  Counterparts.  This Agreement may be executed in counterparts, each
           ------------
of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

     7.5.  Captions and Headings.  The captions and headings used in this
           ---------------------
Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.6.  Notices.  Unless otherwise provided, any notice or other
           -------
communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or three business days after deposit with an internationally recognized courier service, delivery fees prepaid, and addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided that any notice of change of address shall be deemed effective only upon receipt:

          If to the Company:    Net2Phone, Inc.
                                171 Main Street
                                Hackensack, NJ  07601
                                Attn:  Ilan Slasky
                                Fax:  201-907-5351

          with a copy to:       IDT Corporation
                                190 Main Street
                                Hackensack, NJ  07601
                                Attn:  Joyce Mason
                                Fax:  201-928-2952

          and a copy to:        Morrison & Foerster LLP
                                1290 Avenue of the Americas
                                New York, NY  10104
                                Attn:  Ira Greenstein
                                Fax:  (212) 468-7900

          If to Snap:           Snap! LLC
                                1 Beach Street
                                San Francisco, CA 94133
                                Attn:  Steve Spinner
                                Fax:  (415) 392-9064

          and a copy to:        NBC Multimedia, Inc.
                                c/o National Broadcasting Company
                                30 Rockefeller Plaza
                                New York, New York  10012
                                Attn:  Vice President, Law, Corporate
                                Transactions Group
                                Fax:  (212) 977-7165

          If to GE Capital:     GE Capital Equity Investments, Inc.
                                120 Long Ridge Road
                                Stamford, CT  06927
                                Attn:  Christine Kim
                                Fax:  (203) 357-3057
          and a copy to:        Paul, Hastings, Janofsky & Walker LLP
                                555 S. Flower Street
                                Los Angeles, CA  90071-2371
                                Attn:  Siobhan M. Burke
                                Fax:  (213) 627-0705

     7.7.  Finder's Fee.  Each of the Company, on the one hand, and GE Capital
           ------------
and Snap, on the other hand, severally represents and warrants to the other party hereto that neither it nor any of its officers, directors, general partners, agents, employees or affiliates, has engaged or authorized any broker or finder, other than the Placement Agent (the costs and expenses of which shall be paid by the Company), to act, directly or indirectly, on its behalf, in connection with the transactions contemplated by this Agreement, or has consented to or acquiesced in anyone so acting, and it knows of no claim by any person for compensation from it for so acting or of any basis for such a claim. The provisions of this Section 7.7 shall survive any termination of this Agreement. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.7 being untrue.

     7.8.  Amendments and Waivers.  Any term of this Agreement may be amended,
           ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Company, Snap and GE Capital. Any amendment or waiver effected in accordance with this Section 7.8 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the other parties to this Agreement.

     7.9.  Severability.  If one or more provisions of this Agreement are held
           ------------
to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.10. Entire Agreement.  This Agreement and the Additional Agreements
           ----------------
constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and discussions between them, and all documents delivered by or on behalf of the Company to Snap and its agents and representatives, with respect to such subject matter.

     7.11. Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.12. Publicity.  None of the Company, GE Capital or Snap shall issue,
           ---------
publish or disseminate or cause to be issued, published or disseminated any press release or public communication relating to this Agreement or any Additional Agreement or any of the transactions contemplated herein or therein using the name or any trade mark, logo, tradename, trade dress or other intellectual property or otherwise referring to the Company, GE Capital, Snap or any affiliate or beneficial owner of Snap, the Company or GE Capital as the case may be, without the prior written consent of such other party.

     7.13.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS
            --------------------
TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE ADDITIONAL AGREEMENTS, THE SERIES A PREFERRED, THE WARRANTS, THE CONVERSION SHARES OR THE WARRANT SHARES, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 7.13 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

          IN WITNESS WHEREOF, the Company, GE Capital and Snap have each executed this Agreement on the day and year first above written.

NET2PHONE, INC.                     SNAP! LLC:



By: /s/ Howard Balter                   By: /s/ Andrew P. Hyde
   --------------------------              ---------------------------
   Name:  Howard Balter                    Name:  Andrew P. Hyde
   Title: CEO                              Title: Chief Financial Officer


                                        Name: /s/ Andrew P. Hyde
GE CAPITAL EQUITY INVESTMENTS, INC.          ----------------------------------
                                        Address: One Beach Street, SF, CA 94133
                                                -------------------------------
                                        Title: CFO
                                              ---------------------------------
                                        Telephone No. 415-875-7930
By: /s/ Jeff Coats                                   --------------------------
   ------------------------------       Fax No. 415-392-9186
   Name:  Jeff Coats                           --------------------------------
   Title: Managing Director             Date:
                                             ----------------------------------

           [SIGNATURE PAGE TO THE SERIES A STOCK TRANSFER AGREEMENT]